UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Wincash Apolo Gold & Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat 1412, 14/F, Tower 1, Silvercord, Canton Road, Tsim Sha Tsui East, Kowloon, Hong Kong.

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

__________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective April 30, 2018, Wincash Apolo Gold & Energy, Inc. (“APLL” or the “Company”) (OTCQB.APLL) a Nevada corporation, accepted the resignation of Jeffrey S. Firestone from the positions he held with the Company, including president, secretary and director.

There was no disagreement with Mr. Firestone and the Board of Directors expressed their sincere gratitude for his service. Mr. Firestone has submitted a resignation letter, which is attached to this report as an exhibit.

At the same time, the Board elected Ms. Chow Chloe as a director. Ms. Chloe is the daughter of Liu Wenxin (CEO) and Chow Wing Fai (CFO). Ms. Chloe was born on September 23, 1988 and she currently is a student at the University of Glasgow in Glasgow, Scotland.

In addition, Liu Wenxin has assumed the position of President and Chow Wing Fai has assumed the role as Secretary.

Item 9.01 Financial Statements and Exhibits

17.1	Resignation Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

Date: May 2, 2018	By:	/s/Chow Wing Fai
Chow Wing Fai, Chief Financial Officer

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